UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – DECEMBER 12, 2010

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

561-989-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Exploration and Acquisition Agreement to Acquire Capri General Trading Co. Ltd.

On December 12, 2010, Ardent Mines Limited (the “Company”) entered into an Exploration and Acquisition Agreement (the “Agreement”) with Afrocan Resources Ltd. (“Afrocan”), a company incorporated in British Columbia, Canada.  Afrocan owns 100% of all issued and outstanding shares of Capri General Trading Co. Ltd. (“Capri”), which is the legal and beneficial owner of 100% of all mineral rights as per Tanzanian License No. PL 1761/2001 (the “Shenda License”). The Shenda License is the mineral rights for a property situated approximately 53 kilometers West North West of Kahama in the Bukombe District, in the Shinyanga Region of Tanzania. Subject to the closing of the transaction, Capri will become a wholly owned subsidiary of the Company.

Pursuant to the Agreement, the Company intends to conduct exploration activities at the property covered by the Shenda license (the “Shenda Property”) over the following twelve months (such costs, the “Exploration Costs”).  In the event that the Company shall ascertain commercially available and commercially exploitable reserves of not less than Four Hundred Thousand (400,000) ounces of gold at the Shenda Property, the Company shall acquire all of the issued and outstanding equity interests in Capri (the “Capri Shares”) from Afrocan.  In exchange for the acquisition of the Capri Shares, the Company shall issue to Afrocan shares of the Company having an aggregate value of Nine Million U.S. Dollars ($9,000,000) (the “Ardent Shares”).  The price per share shall be determined at the lower of Five U.S. Dollars ($5.00) per share or the average closing price of the publicly traded common stock of the Company on the five (5) consecutive days prior to the closing.  In the event that the Exploration Costs exceed Three Million U.S. Dollars ($3,000,000), the number of Ardent Shares to be delivered shall be reduced accordingly, so that the total value of the purchase price shall not exceed Twelve Million U.S. Dollars ($12,000,000).

The closing of the transaction is subject to final due diligence satisfactory to the Company and the completion and execution of detailed long form agreements supplementing the terms and conditions of the Agreement, including, without limitation, representations regarding the validity of the assessments of all gold ore reserves, the status of all government licenses and related matters. The Company and Afrocan have agreed to exclusivity and not to solicit or negotiate any alternative transactions.

Following the closing, the Company shall undertake to raise such funds as are necessary for the development of mining operations at the property covered by the Shenda License and the general operating expenses of the Company.

Item 8.01.	Other Events.

On December 14, 2010, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the appointments of new directors to the Board.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated December 14, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Alberto Riera
	Name:	Leonardo Alberto Riera
	Title:	President

Date: December 15, 2010